CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Eric Boyriven, Jessica Greenberger
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

-- Fourth Quarter Sales and Orders Increase 15% and 12%, respectively --
-- Fourth Quarter Operating Income Increases 46% to $29.5 million --
-- $0.22 Adjusted EPS from Continuing Operations in Fourth Quarter --

ATLANTA, Georgia, February 23, 2011 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the fourth quarter and full fiscal year ended January 2, 2011.

Sales for the fourth quarter of 2010 were $265.3 million, compared with sales of $230.9 million in the fourth quarter of 2009, an increase of 14.9%.  Fourth quarter 2010 operating income improved 46.4% to $29.5 million, or 11.1% of sales, compared with operating income of $20.1 million, or 8.7% of sales, in the prior year period.

Excluding expenses of $43.3 million relating to the Company’s previously-announced and completed bond refinancing (the largest component of which was $35.6 million of premiums paid in the associated tender offer), adjusted income from continuing operations in the 2010 fourth quarter was $14.3 million, or $0.22 per diluted share, compared with income from continuing operations of $6.6 million, or $0.10 per diluted share, in the fourth quarter of 2009.  Including the bond refinancing expenses mentioned above, the Company had a loss from continuing operations during the fourth quarter 2010 of $12.4 million, or $0.20 per share.  Including all items, net loss attributable to Interface, Inc. was $13.3 million, or $0.21 per share, in the fourth quarter of 2010, compared with net income attributable to Interface, Inc. of $5.9 million, or $0.09 per diluted share, in the fourth quarter of 2009.

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

“The fourth quarter went very well for us in a number of key strategic areas,” said Daniel T. Hendrix, President and Chief Executive Officer.  “Emerging market sales really began to accelerate, as both multinational and local investment ramped back up in those regions, particularly in India, China, Latin America and Russia.  At the same time, we continued to benefit from the corporate office rebound in mature markets such as the United States, Australia and the United Kingdom, and I believe there is still a lot of pent up demand yet to be released.  We also continued to drive penetration of carpet tile into non-office commercial segments, with the biggest percentage gains coming in hospitality, retail and education.  In addition, Bentley Prince Street experienced solid sales growth as its carpet tile business continued to expand, now representing about 40% of its business, while broadloom sales held steady.  These factors combined to help us achieve significant year-over-year growth in sales, margins and adjusted earnings, as well as additional market share gains in the commercial carpet market.”

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “We continued to strengthen our balance sheet and improve revenues and profitability in the fourth quarter, exiting the year in a strong financial position.  We’ve focused our investments on initiatives that enhance our ability to execute on our long-term strategy.  For instance, we successfully opened our new carpet tile plant in China and are optimistic about the efficiencies it will deliver as production ramps up through the first quarter.  In addition, we’ve continued to invest in our sales force, with a particular focus on expanding our end market diversification strategy globally.  As we begin 2011, we are well-positioned financially to continue to execute on our initiatives and to capitalize on the future opportunities that support our growth.”

For the full year 2010, sales were $961.8 million compared with $859.9 million in 2009, an increase of 11.9%.  Excluding previously announced pre-tax restructuring charges of $3.1 million relating to the Company's cost reduction initiatives, full year 2010 operating income was $95.9 million, or 10.0% of sales.  This compares with full year 2009 operating income of $64.7 million, or 7.5% of sales, excluding previously announced pre-tax restructuring charges of $7.6 million and pre-tax income of $5.9 million from patent litigation settlements.  Including all items, operating income for the full year 2010 was $92.7 million, compared with operating income of $63.0 million in 2009.

Excluding restructuring charges and $44.4 million of pre-tax expenses relating to the Company’s aforementioned bond refinancing, full year 2010 net income attributable to Interface, Inc. was $37.9 million, or $0.59 per diluted share.  This compares with full year 2009 net income attributable to Interface, Inc. of $16.4 million, or $0.26 per diluted share, excluding restructuring charges, income from patent litigation settlements and $6.1 million of expenses relating to the Company’s 2009 bond redemption.  Including all items, net income attributable to Interface, Inc. was $8.3 million, or $0.13 per diluted share, in 2010, compared with net income attributable to Interface, Inc. of $10.9 million, or $0.17 per diluted share, in 2009.

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

Mr. Hendrix concluded, “From an execution standpoint, 2010 was one of Interface’s best years, as we expanded our business and gained market share in a very challenging environment.  We remain cautiously optimistic about demand trends, as orders in the fourth quarter grew 12% against the toughest year-over-year comparison we faced all year and our backlog increased nearly 15%.  Our long-term goals and our strategy to achieve them are clear.  We are focused on leading the secular shift in modular carpet globally and are well underway in making the necessary investments to do so.  And I’m particularly excited about the roll-out of additional FLOR stores for our consumer carpet tile products, as we’re targeting to have a total of seven stores open by mid-year.  While there are always challenges, we are very confident in our prospects for 2011.”

The Company will host a conference call this afternoon, February 23, 2011, at 5:00 p.m. Eastern Time, to discuss its fourth quarter and full year 2010 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at:  http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=3683500 or through the Company’s website at: http://www.interfaceglobal.com/ Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2010, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	01/02/11	01/03/10	01/02/11	01/03/10

Net Sales	$265,325	$230,919	$961,827	$859,888
Cost of Sales	171,552	152,589	625,066	576,871
Gross Profit	93,773	78,330	336,761	283,017
Selling, General & Administrative Expenses	64,304	58,200	240,901	218,322
Restructuring Charges	--	--	3,131	7,627
Income from Litigation Settlements	--	--	--	(5,926)
Operating Income	29,469	20,130	92,729	62,994
Interest Expense	7,783	9,361	33,129	34,297
Bond Retirement Expenses	43,294	--	44,379	6,096
Other Expense (Income), Net	(351)	520	657	576
Income (Loss) Before Taxes	(21,257)	10,249	14,564	22,025
Income Tax Expense (Benefit)	(8,871)	3,691	4,494	9,352
Income (Loss) from Continuing Operations	(12,386)	6,558	10,070	12,673
Discontinued Operations, Net of Tax	(736)	(259)	(736)	(909)
Net Income (Loss)	$(13,122)	$6,299	$9,334	$11,764

Net Income Attributable to Non-Controlling Interest in Subsidiary	(175)	(351)	(1,051)	(846)
Net Income (Loss) Attributable to Interface, Inc.	$(13,297)	$5,948	$8,283	$10,918

Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic
Continuing Operations	$(0.20)	$0.10	$0.14	$0.19
Discontinued Operations	(0.01)	(0.01)	(0.01)	(0.01)
Earnings (Loss) Per Share Attributable to Interface, Inc. – Basic	$(0.21)	$0.09	$0.13	$0.17

Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted
Continuing Operations	$(0.20)	$0.10	$0.14	$0.19
Discontinued Operations	(0.01)	(0.01)	(0.01)	(0.01)
Earnings (Loss) Per Share Attributable to Interface, Inc. – Diluted	$(0.21)	$0.09	$0.13	$0.17

Common Shares Outstanding – Basic	62,570	63,265	63,794	63,213
Common Shares Outstanding – Diluted	62,570	63,752	64,262	63,308

Orders from Continuing Operations	255,000	227,300	1,006,500	885,300
Backlog (as of 01/02/11 and 01/03/10, respectively)			124,200	108,200

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	01/02/11	01/03/10
Assets

Cash	$69,236	$115,363
Accounts Receivable	151,463	129,833
Inventory	136,766	112,249
Other Current Assets	34,424	29,028
Assets of Businesses Held for Sale	1,200	1,500
Total Current Assets	393,089	387,973
Property, Plant & Equipment	177,792	162,269
Other Assets	184,552	176,997
Total Assets	$755,433	$727,239

Liabilities
Accounts Payable	$55,859	$35,614
Accrued Liabilities	112,657	101,143
Current Portion of Long-Term Debt	--	14,586
Total Current Liabilities	168,516	151,343
Senior and Senior Subordinated Notes	294,428	280,184
Other Long-Term Liabilities	43,617	49,531
Total Liabilities	506,561	481,058
Shareholders’ Equity	248,872	246,181
Total Liabilities and Shareholders’ Equity	$755,433	$727,239

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In millions)	01/02/11		01/03/10

Net Income		$9.3		$11.8
Adjustments for Discontinued Operations		0.7		0.9
Net Income from Continuing Operations		$10.0		$12.7
Depreciation and Amortization		27.9		25.2
Deferred Income Taxes and Other Items		29.8		1.8
Change in Working Capital
Accounts Receivable	(19.4)		21.0
Inventories	(23.1)		20.8
Prepaids	(6.0)		0.1
Accounts Payable and Accrued Expenses	28.2		(27.1)
Cash Provided from Operating Activities		47.4		54.5
Cash Used in Investing Activities		(37.1)		(7.4)
Cash Used in Financing Activities		(58.4)		(5.3)
Effect of Exchange Rate Changes on Cash		1.9		1.8
Net Increase (Decrease) in Cash		$(46.2)		$43.6

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended			Twelve Months Ended
	01/02/11	01/03/10	% Change	01/02/11	01/03/10	% Change
Net Sales
Modular Carpet	$239.1	$208.1	14.9%	$862.3	$765.3	12.7%
Bentley Prince Street	26.2	22.8	14.9%	99.5	94.6	5.2%
Total	$265.3	$230.9	14.9%	$961.8	$859.9	11.9%

Operating Income (Loss)
Modular Carpet	$30.2	$23.7	27.4%	$102.2	$68.1	50.1%
Bentley Prince Street	(0.7)	(1.7)	58.8%	(3.2)	(7.7)	58.4%
Corporate Income, Expenses and Eliminations	(0.0)	(1.9)	100.0%	(6.3)	2.6	(342.3)%
Total	$29.5	$20.1	46.8%	$92.7	$63.0	47.1%

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share amounts)

	Twelve Months Ended	Twelve Months Ended
	01/02/11	01/03/10
Operating Income, Excluding Restructuring Charge and Income from Litigation Settlements	$95.9	$64.7
Restructuring Charge	(3.1)	(7.6)
Income from Litigation Settlements	--	5.9
Operating Income, As Reported	$92.7	$63.0

	Twelve Months Ended	Twelve Months Ended
	01/02/11	01/03/10
Net Income Attributable to Interface Inc., Excluding Restructuring Charge, Income from Litigation Settlements and Bond Retirement Expenses	$37.9	$16.4
Restructuring Charge (net of tax of $0.9 million in 2010 and $2.2 million in 2009)	(2.3)	(5.4)
Income from Litigation Settlements (net of tax of $2.3 million in 2009)	--	3.6
Bond Retirement Expenses (net of tax of $17.0 million in 2010 and $2.4 million in 2009)	(27.4)	(3.7)
Net Income Attributable to Interface Inc., As Reported	$8.3	$10.9

	Twelve Months Ended	Twelve Months Ended
	01/02/11	01/03/10
Diluted Earnings Per Share Attributable to Interface, Inc., Excluding Restructuring Charge, Income from Litigation Settlements and Bond Retirement Expenses	$0.59	$0.26
Restructuring Charge, After Tax	(0.04)	(0.09)
Income from Litigation Settlements, After Tax	--	0.06
Bond Retirement Expenses, After Tax	(0.43)	(0.06)
Diluted Earnings Per Share Attributable to Interface, Inc., As Reported	$0.13	$0.17

INTERFACE REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

Three Months Ended
01/02/11
Income from Continuing Operations, Excluding Bond Retirement Expenses	$14.3
Bond Retirement Expenses (net of tax of $16.6 million)	(26.7)
Loss from Continuing Operations, As Reported	$(12.4)

Three Months Ended
01/02/11
Diluted Earnings Per Share from Continuing Operations, Excluding Bond Retirement Expenses*	$0.22
Bond Retirement Expenses, After Tax	(0.41)
Loss Per Share from Continuing Operations, As Reported	$(0.20)

*Adjusted Diluted Earnings Per Share has been calculated using a share count of 64,831,000, which is the amount that would have been used had the Company been in an earnings from continuing operations position for the fourth quarter of 2010.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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